UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported: June 10, 2026
Rocket Companies, Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-39432	84-4946470
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)	1050 Woodward Avenue
Detroit, MI 48226
(Address of principal executive offices) (Zip Code)
(313) 373-7990
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	RKT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Rocket Companies, Inc. (the “Company”) was held on June 10, 2026. At the Annual Meeting, the Company’s stockholders:

(1)    Elected the three Class III director nominees, each director to hold office until the 2029 annual meeting of stockholders and until such director’s successor is duly elected and qualified, subject to earlier resignation, retirement or other termination of service;

(2)    Ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026; and

(3)    Approved an amendment to the Amended and Restated Rocket Companies, Inc. 2020 Team Member Stock Purchase Plan (the “TMSPP”) to increase the number of authorized shares available for purchase under the TMSPP.

The Annual Meeting proposals and voting requirements are described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2026.

The following is a summary of the final voting results for each matter presented to the Company’s stockholders.

Proposal 1: Election of Class III Directors.

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Varun Krishna	2,034,263,006	279,621,522	111,516,938
Matthew Rizik	1,817,131,045	496,753,483	111,516,938
Suzanne Shank	2,073,955,433	239,929,095	111,516,938

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm.

For	Against	Abstain	Broker Non-Votes

2,387,025,423	34,381,718	3,994,325	N/A

Proposal 3: Approval of the Amendment to the TMSPP.

For	Against	Abstain	Broker Non-Votes

2,308,028,574	4,180,927	1,675,027	111,516,938

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2026

ROCKET COMPANIES, INC.

By:	/s/ Noah Edwards
Name:	Noah Edwards
Title:	Chief Accounting Officer